SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15 (d) of
               The Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported)  November 12, 1996



                   THE BEAR STEARNS COMPANIES INC.


        Exact name of registrant as specified in its charter



    DELAWARE                  File No. 1-8989                13-3286161
(State or other               (Commission File               (IRS Employer
jurisdiction of                    Number)                   Identification
incorporation)                                                Number)


        245 Park Avenue, New York, New York                     10167
     (Address of principal executive offices)                 (Zip code)


Registrant's telephone number, including area code:   (212) 272-2000





                           Not Applicable
     (former name or former address, if changed since last report)

Item 5.   Other Events.

The performance graph set forth on page 20 of the Bear Stearns Companies Inc.'s (the "Company") Proxy Statement relating to its Annual Meeting of Stockholders held on October 28, 1996, contained an inadvertent inaccuracy. The performance of the S&P 500 Index and the S&P Financial Miscellaneous Index did not reflect the reinvestment of dividends. The following is a corrected performance graph.


                              PERFORMANCE GRAPH

The following performance graph compares the performance of an investment in the Company's Common Stock for the last five fiscal years with that of the S&P 500 Index, the S&P Financial Miscellaneous Index and the Company's peers (consisting of Merrill Lynch & Co., Inc., Morgan Stanley Group Inc., Paine Webber Group Inc., and Salomon Inc). The graph assumes the value of the investment in the Company's Common Stock and each index was $100 on June 30, 1991 and that all dividends were reinvested. There can be no assurance that future stock performance will correlate with past stock performance.



                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN




                             [GRAPHIC MATERIAL (1) OMITTED]









Assumes $100 invested on June 30, 1991
in the Company's Common Stock, S&P 500 Index,
S&P Financial Miscellaneous Index and Peer Group Index


                                    1991  1992  1993  1994  1995  1996
                                    ----  ----  ----  ----  ----  ----
The Bear Stearns Companies Inc.      100   139   215   176   240   286
S & P 500 Index                      100   113   129   131   165   208
S & P Financial Miscellaneous Index  100   121   176   173   218   289
Peer Group                           100   127   190   171   238   296

                      Signatures



               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         THE BEAR STEARNS COMPANIES INC.


                                   By:  /s/ Samuel L. Molinaro Jr.
                                        Samuel L. Molinaro Jr.
                                        Chief Financial Officer





Dated:   November 12, 1996

                                APPENDIX
                                 --------

DESCRIPTION OF GRAPHIC MATERIAL OMITTED FROM EDGAR FILING

        (Pursuant to Item 304(1) of Regulation S-T)

Graphic Material (1)

The paper-format version of this Form 8-K includes a line graph titled "COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN." The paragraph preceding the graph describes the graph and the composition of the "Peer Group" used in the graph. The same data presented in the graph is presented in a chart that appears in both the paper-format and EDGAR versions of this Form 8-K at the same point as the forementioned graph.